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Exhibit 10.40
                              SUCCESSION AGREEMENT

     This SUCCESSION AGREEMENT (the "Agreement") is made and entered into as of December 31, 2001 by and between FAIRPOINT COMMUNICATIONS, INC., a Delaware corporation (together with its successors and assigns permitted hereunder, the "Company"), and JACK H. THOMAS ("Thomas").

                                    RECITALS:

     WHEREAS, Thomas currently serves as the Chief Executive Officer ("CEO") of the Company and the Chairman of the Company's Board of Directors (the "Board");

     WHEREAS, the parties hereto have previously entered into an Employment Agreement dated January 20, 2000 and desire that such agreement become null and void and replaced by this Agreement, effective December 31, 2001 (the "Effective Date"); and

     WHEREAS, the parties mutually desire to initiate a succession process under which Thomas shall resign from his position as CEO, but remain in the Company's service in accordance with the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the respective agreements and covenants set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. SUCCESSION PERIOD. Subject to Section 3, the Company agrees to retain Thomas, and Thomas agrees to be retained by the Company in accordance with the terms and conditions of this Agreement, for a period commencing on the Effective Date and ending on December 31, 2003 (the "Succession Period").

     2.  TERMS OF SUCCESSION.

          (a)  POSITION AND DUTIES.

               (i) On the Effective Date, Thomas shall, and hereby does, resign from his position as CEO and as an employee of the Company.

               (ii) During the Succession Period, Thomas shall, at the will of the Board, serve as a non-executive Chairman of the Board ("Chairman") and, in so doing, shall perform normal duties and responsibilities associated with such position. Notwithstanding the foregoing, the Company reserves the right to replace Thomas as Chairman at any time during the Succession Period; provided that if the Company

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replaces Thomas as Chairman without Cause (as defined below), the terms of this
Agreement shall otherwise remain in full force and effect.

               (iii) During the Succession Period, Thomas shall be an independent contractor and not an employee of the Company.

               (iv) Thomas agrees to observe and comply with the Company's reasonable and nondiscriminatory rules and policies as adopted by the Company from time to time.

          (b)  COMPENSATION.

               (i) COMPENSATION. During the Succession Period, Thomas shall receive annual compensation of $50,000 (the "Annual Compensation"), which shall be paid not less frequently than bi-monthly.

               (ii) BENEFIT PLANS. During the Succession Period, except as otherwise expressly provided in this Agreement, Thomas shall not be eligible to participate in any of the Company's employee benefit plans, practices, policies and programs that are offered to Company employees. During the Succession Period, Thomas and his spouse shall receive Company-provided medical coverage and Thomas shall be entitled to reimbursement of supplemental life insurance premiums in an amount not to exceed $7,000 in the aggregate annually. Such medical coverage shall, including the self-insured payments and other payments made by the Company, cover one hundred percent (100%) of the medical and dental expenses incurred by Thomas and/or his spouse. Such medical coverage shall be provided through inclusion of Thomas in the group plan(s) provided by the Company to its employees generally, including that provided through third party insurers, to the extent that such coverage is permitted under the applicable policy(ies). Mr. Thomas shall pay, through deductions from his compensation provided in Paragraph 2(b) hereof and/or directly, such premiums as are applicable to such coverage in such amount as if he were an employee of the Company.

               (iii) STOCK OPTIONS. Thomas currently has 284,200 fully-vested options under the Company's 1995 Stock Option Plan (the "95 Plan") and 650,000 fully-vested options under the Company's 1998 Stock Incentive Plan (the "98 Plan"). Unless a longer period of exercise is otherwise provided in the 95 Plan and 98 Plan, as applicable, and/or in Thomas' respective agreements thereunder, in which event such longer period for exercise shall apply, Thomas' right to exercise all of his vested options shall extend until the termination of this Agreement. Thomas also has been granted 325,000 options which are scheduled to vest on May 21, 2002 and 325,000 options which are scheduled to vest on May 21, 2003, each of which were granted pursuant to the 98 Plan. On the Effective Date, 325,000 of the unvested options which are scheduled to vest on May 21, 2003 shall be canceled, as shall 125,000 of the unvested options which are scheduled to vest on May 21, 2002 (collectively the "Canceled Options"), and the other 200,000

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unvested options (the "Unvested Options") shall vest in twenty-four (24) equal monthly installments of 8,333.34 shares on the last day of each month of the Succession Period; PROVIDED, HOWEVER, that all Unvested Options shall vest immediately upon (A) a Change of Control (as defined below) or (B) an earlier termination of this Agreement without Cause.

     3.   TERMINATION OF RETENTION.

          (a) DEATH OR DISABILITY. Thomas' retention shall terminate automatically upon Thomas' death during the Succession Period. If a Disability (as defined below) of Thomas has occurred during the Succession Period, the Company may give to Thomas written notice in accordance with Section 6(e) hereof of its intention to terminate Thomas' retention. In such event, Thomas' retention by the Company shall terminate effective on the ninetieth (90th) day after receipt of such notice by Thomas (the "Disability Effective Date"), if, within ninety (90) days after such receipt, Thomas shall not have returned to perform, with reasonable accommodation, the essential functions of his position. "Disability" shall mean Thomas' inability to perform, with reasonable accommodation, the essential functions of his position hereunder for a period of 180 consecutive days due to mental or physical incapacity, as determined by an independent physician selected by the Company or its insurers and consented to by Thomas or his power of attorney, such consent not to be unreasonably withheld or delayed.

          (b) CAUSE OR WITHOUT CAUSE. The Company may terminate Thomas' retention during the Succession Period for Cause or without Cause. For purposes of this Agreement, "Cause" shall mean (a) misappropriating any funds or any material property of the Company; (b) obtaining or attempting to obtain any material personal profit from any transaction in which Thomas has an interest which is adverse to the interest of the Company unless the Company shall first give its consent to such transaction; (c) (i) the willful taking of actions which directly impair Thomas' ability to perform the duties required by the terms of his retention; or (ii) taking any action detrimental to the Company's goodwill or damaging to the Company's relationships with its customers, suppliers or employees; provided that such neglect or refusal, action or breach shall have continued for a period of twenty (20) days following written notice thereof; (d) being convicted of or pleading NOLO CONTENDERE to any crime or offense constituting a felony under applicable law or any crime or offense involving fraud or moral turpitude; or (e) any material intentional failure to comply with applicable laws or governmental regulations within the scope of retention as defined by this Agreement. For purposes of this Agreement, "without Cause" shall mean a termination by the Company of Thomas' retention during the Succession Period for any reason other than a termination based upon Cause, death, Disability or upon a Change of Control, as defined below.

          (c) CHANGE OF CONTROL. If a Change of Control (as defined below) occurs during the Succession Period and the Board determines that it is in the Company's best interests to terminate Thomas' retention by the Company, the Company may

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terminate Thomas' retention by giving Thomas written notice in accordance with
Section 6(e) of its intention to terminate Thomas' retention. Any such termination by the Company as contemplated in this Section 3(c) is referred to herein as a termination "upon a Change of Control."

          For purposes of this Agreement, a "Change of Control" shall be deemed to have occurred if: (a) the stockholders of the Company on the date hereof no longer own, either directly or indirectly, shares of capital stock of the Company entitling them to fifty-one percent (51.0%) in the aggregate of the voting power for the election of the directors of the Company, as a result of a merger or consolidation of the Company, a transfer of capital stock of the Company or otherwise, or (b) the Company sells, assigns, conveys, transfers, leases or otherwise disposes of, in one transaction or a series of related transactions, all or substantially all of its property or assets to any other person or entity.

          (d) NOTICE OF TERMINATION. Any termination of this Agreement by the Company for Cause or without Cause or upon a Change of Control, shall be communicated by a Notice of Termination to Thomas given in accordance with
Section 6(e). For purposes of this Agreement, the term "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Thomas' retention under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall not be more than fifteen (15) days after the giving of such notice if Thomas is giving such notice). The failure by the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Cause or a termination upon a Change of Control shall not waive any right of the Company hereunder or preclude the Company from asserting such fact or circumstance in enforcing the Company's rights hereunder.

          (e) DATE OF TERMINATION. The term "Date of Termination" means (i) if Thomas' retention is terminated by the Company for Cause or upon a Change of Control, the date of receipt of the Notice of Termination or any later date specified therein pursuant to Section 3(d), as the case may be, (ii) if Thomas' retention is terminated by Thomas, thirty (30) days from the date of receipt of the Notice of Termination, (iii) if Thomas' retention is terminated by the Company other than for Cause or upon a Change of Control, the date on which the Company notifies Thomas of such termination and (iv) if Thomas' retention is terminated by reason of death or Disability, the date of death of Thomas or the Disability, as the case may be.

     4.   OBLIGATIONS OF THE COMPANY UPON TERMINATION.

          (a) If, during the Succession Period, the Company shall terminate Thomas' retention for Cause, Thomas shall not be entitled to any benefits pursuant to this Agreement.

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          (b) Upon the earliest of (A) expiration of the Succession Period, (B)
termination of Thomas' retention without Cause or (C) a Change of Control, Thomas shall be entitled to receive from the Company, effective as of the date of occurrence of such event (the "Termination Event"), unless granted prior to such date at the discretion of the Board, continued Company-provided medical coverage for both himself and his spouse until each is sixty-five (65) years of age.

               (i) title to two (2) permanent seat licenses with the Carolina Panthers; and

               (ii) continued Company-provided medical coverage for both Thomas and Thomas' spouse until each are sixty-five (65) years of age.

     5. SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

     6.   MISCELLANEOUS.

          (a) COUNTERPARTS. This Agreement may be executed in several counterparts each of which is an original. This Agreement and any counterpart so executed shall be deemed to be one and the same instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

          (b) CONTENTS OF AGREEMENT; PARTIES-IN-INTEREST, ETC. This Agreement sets forth the entire understanding of the parties regarding the subject matter hereof. Any previous agreements or understandings between the parties regarding the subject matter hereof are merged into and superseded by this Agreement. All representations, warranties, covenants, terms, conditions and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, legal representatives, successors and permitted assigns of the Company and Thomas. Neither this Agreement nor any rights, interests or obligations hereunder may be assigned by any party without the prior written consent of the other party hereto.

          (C) NEW YORK LAW TO GOVERN. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. Notwithstanding the preceding choice of

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applicable law, this agreement shall be interpreted and enforced according to the express provisions hereof and the intent of the parties as determined without regard to any presumptions or rules of construction which would otherwise be applicable under the laws of any state.

          (d) SECTION HEADINGS. The section headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof.

          (e) NOTICES. All notices, requests, demands and other communications which are required or permitted hereunder shall be sufficient if given in writing and delivered personally or by registered or certified mail, postage prepaid, or by facsimile transmission (with a copy simultaneously sent by registered or certified mail, postage prepaid), as follows (or to such other address as shall be set forth in a notice given in the same manner):

                  If to the Company to:

                           FairPoint Communications, Inc.
                           521 East Morehead Street, Suite 250
                           Charlotte, North Carolina 28202
                           Facsimile:  (704) 344-1594
                           Attn:  Shirley J. Linn, Esq.

                  Copy to:

                           Paul, Hastings, Janofsky & Walker LLP
                           399 Park Avenue
                           New York, New York 10022-4697
                           Facsimile:  (212) 319-4090
                           Attn:  Neil A. Torpey, Esq.

                  If to Thomas, to:

                           Jack H. Thomas
                           18800 Peninsula Cove Lane
                           Cornelius, North Carolina 28031
                           Facsimile: (704) 892-3268

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                  Copies to:

                           Robert B. Tucker, Jr., Esq.
                           Rosenman & Colin LLP
                           401 South Tryon Street, Suite 2600
                           Charlotte, North Carolina 28202
                           Facsimile: (704) 444-2060

                           Jack H. Thomas
                           15 Avenue DeLaMer, Unit 2101
                           Palm Coast, Florida 32137
                           Facsimile: (386) 447-1163

          (f) MODIFICATION AND WAIVER. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof, and this Agreement may be modified or amended at any time by the Company and Thomas. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof nor shall such waiver constitute a continuing waiver.

          (g) THIRD PARTY BENEFICIARIES. Except as otherwise expressly set forth herein, no individual or entity shall be a third-party beneficiary of the representations, warranties, covenants and agreements made by any party hereto.

          (h) TERMINATION OF PRIOR ARRANGEMENTS. The parties hereto acknowledge and agree that, as of the Effective Date, this Agreement supersedes and terminates all existing employment, consulting and/or severance agreements or arrangements between the Company and/or any of its affiliates and Thomas. However, in the event of the death of Thomas prior to the date on which Thomas' spouse, Wanda Thomas, is 65 years of age, Wanda Thomas shall be a third party beneficiary of the provisions of Paragraphs 2(b)(ii) and 4(b) hereof.

          (i) CAROLINAS PANTHERS PERMANENT SEAT LICENSES. Upon execution of this Agreement, the Company shall transfer to Thomas title to two (2) permanent seat licenses with the Carolina Panthers.

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          IN WITNESS WHEREOF, the parties hereto have executed or have caused this Agreement to be duly executed as of the date first above written.

                                 /s/ Jack H. Thomas
                                -------------------
                                JACK H. THOMAS

                                FAIRPOINT COMMUNICATIONS, INC.

                                By:  /s/ Walter E. Leach
                                   ---------------------
                                   Name:   Walter E. Leach, Jr.
                                        -----------------------
                                   Title: Senior Vice President
                                         ----------------------

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